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                                                                    Exhibit 2.02

                                SUPPLY AGREEMENT

This Supply Agreement (this "Supply Agreement"), dated as of the 28th day of October, 2003 (the "Effective Date"), is made by and between MERCK SHARP & DOHME (IRELAND) LIMITED, a corporation organized and existing under the laws of Bermuda, which is engaged in business in the Republic of Ireland ("MSD IRELAND") and GUILFORD PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of Delaware ("GUILFORD").

                                   WITNESSETH:

WHEREAS, pursuant to the terms of that certain Asset Transfer and License Agreement between Merck & Co., Inc., an Affiliate (as hereinafter defined) of MSD IRELAND ("Merck"), and GUILFORD, dated as of the date hereof (the "Asset Agreement"), Merck has agreed to sell, license and transfer to GUILFORD effective as of the Effective Date, certain assets in the Territory (as such term is defined in the Asset Agreement), including the U.S. New Drug Application for AGGRASTAT(R).

WHEREAS, in conjunction with the Asset Agreement, GUILFORD and MSD IRELAND have agreed to enter into this Supply Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     The following terms as used in this Supply Agreement, whether used in the singular or the plural, shall have the meanings as set forth in this
     Article 1. References to "Articles", "Sections" and "subsections" in this Supply Agreement shall be to Articles, Sections and subsections respectively, of this Supply Agreement unless otherwise specifically provided.

1.1 "Affiliate" shall mean (a) any corporation, company or business entity, fifty percent (50%) or more of the voting stock or other equity interests of which are owned directly or indirectly by either party; (b) any corporation, company or business entity which owns, directly or indirectly, fifty percent (50%) or more of

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        the voting stock or other equity interest of either party; or (c) any corporation, company or business entity under the direct or indirect control of a corporation, company or business entity as described in
        Section 1.1(a) or (b).

1.2         "API" shall mean tirofiban hydrochloride.

1.3 "Applicable Laws" shall mean the applicable provisions of the United States (federal, state and territorial) constitutions, statutes, laws, rules, regulations and orders of all applicable United States
        (including its territories) governmental authorities and all applicable orders, rules and decrees of United States (including its territories) courts.

1.4 "Asset Agreement" shall have the meaning given such term in the recitals to this Supply Agreement.

1.5 "Bags" shall mean finished solution of the API, packaged in a final finished labeled form in either the 100 mL pre-mixed bag and/or the 250mL pre-mixed bag.

1.6 "Calendar Year" shall mean the twelve-month period during the Term commencing on January 1 and ending on December 31.

1.7 "cGMP" shall mean current United States Good Manufacturing Practices, as specified in the United States Code of Federal Regulations.

1.8 "Effective Date" shall have the meaning given such term in the introductory paragraph to this Supply Agreement.

1.9 "FDA" shall mean the United States Food and Drug Administration or any successor organization.

1.10 "Finished Product" shall mean either or collectively, as the context requires, Bags and/or Vials, ready for administration.

1.11 "Firm Order" shall mean a binding non-cancelable agreement to purchase Supplied Product as evidenced by a purchase order and delivered to MSD IRELAND by GUILFORD in accordance with Article 3.

1.12        "Force Majeure" shall have the meaning set forth in Section 12.1.

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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1.13        "GUILFORD Image" shall mean the labeling to be used by GUILFORD in connection with the marketing, sale and distribution of the Supplied Product in the Territory, which labeling shall include GUILFORD's NDC number.

1.14 "GUILFORD Image Product" shall mean Finished Product using the GUILFORD Image.

1.15      *

1.16      *

1.17 "Manufacture/Manufacturing/Manufactured" shall mean all operations in the acquisition of Materials, production, packaging, labeling (except for labeling as otherwise provided in Section 3.6 and only to the extent that MSD IRELAND is supplying Finished Product in accordance with
        Section 3.6) and quality control testing of Supplied Product.

1.18 "Materials" shall mean all active pharmaceutical ingredients, raw materials, excipients, bulk packaging components (e.g., drums, etc.) and, only to the extent MSD IRELAND is supplying Finished Product and subject to GUILFORD's obligations set forth in Section 3.6, packaging and labeling components, and other items used to Manufacture Finished Product.

1.19        "MSD IRELAND Image Product" shall have the meaning set forth in
        Section 3.6.

1.20        "Net Sales" shall have the meaning set forth in the Asset Agreement.

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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1.21        "New Drug  Application" or "NDA" shall mean the two new drug applications (as defined in 21 C.F.R. Section 314.3) for the Supplied Products as filed under the United States Food, Drug and Cosmetic Act.

1.22 "Process Patents" shall mean the following United States patents, number US 5,206,373 and US 5,312,923.

1.23 "Securities Laws" shall mean the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and any other similar law or regulation of a United States governmental authority, or any successor to any such laws or regulations, together with any rules, regulations or listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market, as generally applicable.

1.24 "Specifications" shall mean the quality specifications for the Supplied Product as specified on Exhibit B, as may be amended from time to time in accordance with this Supply Agreement.

1.25        "Supplied Product" shall mean, as the context requires, (i) API;
        and/or (ii) Finished Product, as supplied pursuant to the terms and conditions of this Supply Agreement.

1.26 "Supply Agreement" shall have the meaning given such term in the introductory paragraph to this agreement.

1.27        "Term" shall have the meaning given such term in Section 11.1.

1.28        "Territory" shall have the meaning given such term in the Asset
        Agreement.

1.29 "Transition Agreement" shall mean that certain Transition Services Agreement dated as of the Effective Date, by and between Merck and GUILFORD.

1.30 "Transition Period" shall have the meaning given such term in the Transition Agreement.

1.31        "Variable Per Unit Price" shall have the meaning set forth in
        Section 4.2.

1.32 "Vials" shall mean, a concentrated solution of the API packaged in a final finished labeled form or in an unlabeled form, as the case may be, in a 50 ml vial.


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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2       SUPPLY OF SUPPLIED PRODUCT

2.1. Subject to Sections 2.2, 2.3 and 2.4, Article 12 and Article 31, MSD IRELAND agrees to supply, or cause its Affiliate or third party to supply, to GUILFORD, and GUILFORD agrees to purchase from MSD IRELAND, MSD IRELAND's Affiliate or third party, as the case may be, all of GUILFORD's requirements for Supplied Product for the Term in accordance with the terms and conditions of this Supply Agreement. The decision as to whether to Manufacture the Supplied Product or have Manufactured by an Affiliate of MSD IRELAND or third party such Supplied Product shall be made by MSD IRELAND in its sole discretion; provided, that any changes to the Manufacturing process or the manufacturer of Supplied Product shall be in accordance with Section 7.8; and provided further, however, that notwithstanding any such assignment, transfer, license or delegation, as applicable, MSD IRELAND shall remain responsible to ensure supply of Supplied Product in accordance with the terms and conditions of this Supply Agreement.

2.2.    *

        (a) *

        (b) *

        (c) *

        (d) *

        (e) *

        (f) *

        (g) *

2.3.    *

        (a) *

        (b) *

        (c) *


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        (d) *

2.4.    *

        (a) *

        (b) *

        (c) *

2.5. Notwithstanding anything contained in this Supply Agreement or the Asset Agreement to the contrary and for the avoidance of any doubt, the parties expressly agree that any royalty obligation set forth in the Asset Agreement shall not be affected (nor shall GUILFORD be relieved of any royalty obligation), whether or not MSD IRELAND is able to supply Supplied Product.

3.      ORDERS

3.1.    Orders for Delivery in the Transition Period.

        (a) In order to ensure a smooth transition, attached hereto as Schedule 3.1, is a copy of the Firm Orders for delivery of Finished Product during the Transition Period; the quantities are more particularly described on Schedule 3.1. Schedule 3.1 also reflects the month of manufacture and lot number of any MSD IRELAND Image Product existing in MSD IRELAND's (or its Affiliate's) inventory on the Effective Date. On the Effective Date, GUILFORD shall deliver to MSD IRELAND the actual individual monthly Firm Orders for each month in the Transition Period.

        (b) Firm Orders during the Transition Period for GUILFORD Image Product shall not specify delivery unless such delivery is no less than two hundred and seventy (270) days after the Effective Date. Notwithstanding the foregoing, in the event that the GUILFORD Image is available prior to this time, MSD IRELAND and GUILFORD shall coordinate with each other and will work to implement the GUILFORD Image as quickly as commercially reasonable (even with respect to ordered MSD IRELAND Image Product, if reasonably possible).

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        (c) Other than the Firm Orders contemplated by this Section 3.1, MSD
        IRELAND shall have no further obligation to deliver any Supplied Product to GUILFORD during the Transition Period, but shall use reasonable efforts to accommodate any proposed increase to the Firm Orders; but shall not be held liable for failure to do so.

3.2.    Orders relating to Finished Product for Delivery after the Transition
        Period.

        (a) In order that MSD IRELAND may properly and economically plan production of Finished Products, on or before the fifteenth (15th) calendar day of each month, commencing within thirty (30) days after the Effective Date, GUILFORD will provide MSD IRELAND with a written rolling twenty-four (24) month forecast of GUILFORD's monthly requirements of Finished Products, broken down into each image of Bags and Vials. Exhibit C sets forth the format in which each forecast shall be provided to MSD IRELAND and GUILFORD shall deliver each such forecast to a person designated from time to time by MSD IRELAND. Firm Orders must be made in full lot quantities as reflected in Exhibit A.

        (b) The first six (6) months of each twenty-four (24) month forecast as set forth in the form of Exhibit C shall constitute Firm Orders and GUILFORD shall be required to deliver to MSD IRELAND with its twenty-four month forecast, a Firm Order evidencing the sixth month of the twenty-four month forecast.

        (c) In addition to the rolling monthly forecast, commencing within thirty (30) days after the Effective Date, and thereafter by July 1 of each Calendar Year, GUILFORD shall provide MSD IRELAND with a long range plan containing a non-binding estimate of annual requirements of Finished Product through and including the period ending on (i) December 31, 2004, with respect to Vials and (ii) August 18, 2007, with respect to Bags. Exhibit C-1 sets forth the format in which each long-range plan shall be provided. GUILFORD shall use all commercially reasonable efforts to make its estimated long range forecast a reasonable basis for MSD IRELAND's production planning and capacity investment.

        (d) The monthly requirements for Finished Product for the sixth month in each rolling forecast shall not be less than seventy-five percent (75%), nor more than one hundred twenty-five percent (125%) of that month's rolling forecast issued

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        in the immediately preceding forecast, when that month was the seventh month in the forecast.

3.3.    Orders relating to API for Delivery after the Transition Period

        (a) In order that MSD IRELAND may properly and economically plan production of API, no later than January 1, 2004 and thereafter on or before the fifteenth (15th) calendar day of each month, GUILFORD will provide MSD IRELAND with a written rolling twenty-four (24) month forecast of GUILFORD's monthly requirements of API. Exhibit D sets forth the format in which each forecast shall be provided to MSD IRELAND and GUILFORD shall deliver each such forecast to a person designated from time to time by MSD IRELAND.

        (b) The first six (6) months of each twenty-four (24) month forecast as set forth in the form of Exhibit D shall constitute Firm Orders and GUILFORD shall be required to deliver to MSD IRELAND with its twenty-four month forecast, a Firm Order evidencing the sixth month of the twenty-four month forecast; provided, however, that with respect to the first twenty-four month forecast, GUILFORD shall provide six Firm Orders evidencing each of the first six (6) months of the twenty-four month forecast.

        (c) In addition to the rolling monthly forecast, commencing within thirty (30) days after the Effective Date, and thereafter by July 1 of each Calendar Year, GUILFORD shall provide MSD IRELAND with a long-range plan containing a non-binding estimate of annual requirements of API for the next five (5) years. Exhibit D-1 sets forth the format in which each long-range plan shall be provided. GUILFORD shall use all commercially reasonable efforts to make its estimated long-range forecast a reasonable basis for MSD IRELAND's production planning and capacity investment. If at any time GUILFORD's long-range plan reasonably suggests any supply issue, particularly as it relates to production capacity, the parties shall discuss how to address the potential shortage.

        (d) The monthly requirements for API for the sixth month in each rolling forecast shall not be less than seventy-five percent (75%), nor more than one hundred twenty-five percent (125%) of that month's rolling forecast issued in the immediately preceding forecast, when that month was the seventh month in the forecast.

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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3.4.    MSD IRELAND shall confirm in writing that a Firm Order has been accepted within ten (10) business days of receipt thereof. MSD IRELAND shall deliver against each such Firm Order in accordance with this Article 3. The parties acknowledge and agree that such amounts and delivery dates are an approximation of the total amount of Supplied Product to be delivered by MSD IRELAND to GUILFORD on the anticipated delivery dates; provided, that, the amount of the Supplied Product specified in a Firm Order shall determine whether any shortage occurred pursuant to Article 2.

3.5. Firm Orders shall not be made in any form of document other than that prescribed by this Supply Agreement unless the parties agree otherwise in writing. Any term or condition of a Firm Order that is different from or contrary to the terms and conditions of this Supply Agreement shall be void. Except as contemplated by Article 11, all Firm Orders shall be non-cancelable by either party and GUILFORD shall be obligated to pay the Variable Per Unit Price for the Supplied Products supplied to GUILFORD pursuant to each such Firm Order. MSD IRELAND agrees to make reasonable efforts to comply with unplanned changes in Firm Orders, but shall not be held liable for its inability to so comply.

3.6. (a) During the Transition Period, MSD IRELAND shall supply to GUILFORD Finished Product using the label as it exists on the Effective Date with Merck & Co., Inc.'s National Drug Code (the "MSD IRELAND Image Product"); provided that the MSD IRELAND Image Product must be distributed by MSD IRELAND (or its Affiliate) in accordance with the Transition Agreement and this Supply Agreement. In the event that at the end of the Transition Period, any inventory of MSD IRELAND Image Product remains which has been ordered by GUILFORD pursuant to Firm Orders, MSD IRELAND shall supply such MSD IRELAND Image Product to GUILFORD in accordance with such Firm Orders and this Supply Agreement and GUILFORD shall be allowed to exhaust such inventory; provided, that GUILFORD expressly agrees to handle and store such MSD IRELAND Image Product in accordance with cGMP and not to promote the MSD IRELAND Image Product in any manner contrary to its labeling.

        (b) GUILFORD agrees to use its reasonable efforts to expeditiously obtain FDA approval for alternate labeling using the GUILFORD Image. Notwithstanding anything to the contrary in this Supply Agreement, MSD IRELAND shall not be obligated to supply after the Transition Period any MSD IRELAND Image Product in accordance with Section 3.6(a) even if GUILFORD has not obtained FDA approval for alternate labeling.


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        (c) During the Transition Period, MSD IRELAND shall supply MSD IRELAND
        Image Product in accordance with Section 3.1. Thereafter, MSD IRELAND shall only be obligated to supply GUILFORD Image Product of (x) Vials until December 31, 2004 and (y) Bags until August 18, 2007; provided, that GUILFORD shall be responsible for submitting to MSD IRELAND within thirty (30) days after the Effective Date all Master Copy for its proposed label in a format specified by MSD IRELAND and which is compatible with MSD IRELAND's (or its Affiliate's or third party's) equipment. Any costs associated with the labeling change shall be for the account of GUILFORD. After such periods set forth in this Section 3.6(c), MSD IRELAND shall supply API during the Term to GUILFORD and MSD IRELAND shall not be obligated to supply Vials and/or Bags. Notwithstanding the foregoing, if ordered by GUILFORD in accordance with this Article 3, MSD IRELAND shall supply API for delivery at any time during the Term of this Supply Agreement; provided, however, that once such API is delivered to GUILFORD, MSD IRELAND shall not have the obligation to (nor shall it) formulate and/or package such API into Finished Products.

        (d) MSD IRELAND shall provide to GUILFORD no later than five (5) days after the Effective Date, hard copies of all printed trade components comprising the Finished Products (e.g., labels, cartons and circulars). Notwithstanding the foregoing, GUILFORD shall be solely responsible for the content of all print copy and GUILFORD shall ensure that all such print copy complies with all Applicable Laws.

4.      PRICE AND PAYMENT

4.1.    The consideration for the Supplied Product shall consist of   *
        as follows:  *   payment of  *  by wire transfer to the account
        designated in Section 4.3 below (the
        "  *  ");  *  as set forth in   *. The   *   whether or
        not this Supply Agreement is terminated, cancelled or expired.

4.2.      *


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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4.3.    For Supplied Product to be delivered during the Transition Period, MSD
        IRELAND shall invoice GUILFORD upon delivery of such Supplied Product to GUILFORD. Thereafter, MSD IRELAND shall invoice GUILFORD for Supplied Product upon the earlier of (i) delivery of the Supplied Product to GUILFORD; provided, that MSD IRELAND has delivered the release documentation to GUILFORD in accordance with Section 7.4 and GUILFORD has released the Supplied Product or (ii) in the event that GUILFORD has not released the Supplied Product, thirty days after the release documentation specified in Section 7.4 has been delivered to GUILFORD. All payments for Supplied Product shall be made in U.S. Dollars within thirty (30) days after the date of invoice. Other than the Lump Sum Payment, payment shall be remitted by wire transfer in immediately available funds in the invoiced currency to a bank and account to be designated in writing from time to time by MSD IRELAND or by certified check drawn on a United States bank. The Lump Sum Payment shall be paid by GUILFORD to MSD IRELAND by *:

*

        Any payment not made when due shall bear interest at the lesser of (i) 1.0% per month or (ii) the maximum rate permitted under Applicable Law.

4.4. Any and all taxes (excluding income taxes based upon MSD IRELAND's income or franchise fees or taxes) relating to the supply of Supplied Product to GUILFORD hereunder, including, without limitation, sales taxes required to be paid by any United States federal, state, territorial or local authority shall be borne by GUILFORD. Official receipts indicating proof of payment of any such taxes shall be secured and made available to MSD IRELAND upon request as evidence of payment.

4.5. Any payment required to be made by one party to the other party pursuant to the terms and conditions of this Supply Agreement shall be made in United States Dollars, whether or not specified herein.

4.6.      *


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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4.7.      *



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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5.      DELIVERY AND RISK OF LOSS

5.1. MSD IRELAND shall deliver or arrange for delivery of Supplied Product purchased by GUILFORD to a carrier designated by GUILFORD (provided that such designated carrier shall be approved by MSD IRELAND, such approval not to be unreasonably withheld), FOB (UCC 2-319), MSD IRELAND's (or, as the case may be, its Affiliate's or designated third party's) manufacturing plant; provided, however, that in the event that GUILFORD requests, MSD IRELAND shall facilitate the delivery of such Supplied Product to GUILFORD's warehouse or other designated facility. For the avoidance of any doubt, all shipping costs associated with the delivery of Supplied Products (whether delivered to MSD IRELAND's (or, as the case may be its Affiliate's or designated third party's) manufacturing plant or GUILFORD's warehouse or other designated facility shall




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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        be paid by GUILFORD. Each shipment shall be accompanied by a Certificate of Analysis in accordance with Section 7.4 with respect to each lot contained in such shipment.

5.2. Title to the Supplied Product sold hereunder shall pass to GUILFORD at MSD IRELAND's (or as the case may be, its Affiliate's or designated third party's) manufacturing plant, and MSD IRELAND's liability as to delivery thereof and risk of loss shall cease at MSD IRELAND's (or, as the case may be, its Affiliate's or designated third party's) manufacturing plant. Notwithstanding the foregoing, it is understood that the sale of Supplied Product is for the resale in the Territory only. GUILFORD expressly acknowledges that MSD IRELAND and/or its Affiliates have or may have patent rights in and outside the Territory and GUILFORD obtains no rights, express or implied, with respect to any patent rights related to Supplied Product outside the Territory.

6.      WARRANTY AND LIMITATIONS

6.1. MSD IRELAND warrants, covenants and agrees that the Supplied Product supplied by it hereunder shall, at the time of delivery, be Manufactured and delivered (i) to meet the Specifications, (ii) in compliance with cGMP, and (iii) in all material respects, in accordance with Applicable Law. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.2. Claims that Supplied Product did not, at the time of delivery, meet the warranty specified in Section 6.1 must be made to MSD IRELAND (i) with respect to defects that are apparent or which could have been found with reasonable diligence, within thirty (30) days following delivery of such Supplied Product in accordance with Article 5 and (ii) with respect to all other defects, within thirty (30) days after the date that GUILFORD discovered or should have discovered with reasonable diligence such defect, and in either case, must be in writing, specifying in reasonable detail the nature and basis of the claim and citing relevant control numbers or other information to enable identification of the Supplied Product in question. At MSD IRELAND's request, GUILFORD shall forward for inspection a representative sampling of the Supplied Product that is the subject of GUILFORD's claim. MSD IRELAND shall as soon as is reasonably practicable inspect such samples and provide the results of such inspection to


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.


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        GUILFORD. If MSD IRELAND concurs with GUILFORD's claim, MSD IRELAND shall, at GUILFORD's option, replace the defective Supplied Product without any cost to GUILFORD, if commercially reasonable and possible, or credit GUILFORD for the amount of the Variable Per Unit Price for such quantities of Supplied Product. If the parties are unable to resolve their differences, then either party may refer the matter to an independent specialized firm of international reputation agreeable to both parties for final analysis, which shall be a final resolution of such issue, binding on both parties hereto and not subject to arbitration pursuant to Article 14. No Supplied Product shall be returned to MSD IRELAND without the prior written consent of MSD IRELAND. If the Supplied Product is determined to have met such warranty, then GUILFORD shall bear the cost of the independent laboratory testing pursuant to this Section 6.2. If the Supplied Product is determined not to have met such warranty, then MSD IRELAND shall bear the costs of such laboratory testing and shall, at GUILFORD's option, replace the defective Supplied Product without any cost to GUILFORD, if commercially reasonable and possible, or credit GUILFORD for the amount of the Variable Per Unit Price of such Supplied Product. The remedies specified in this Section 6.2 shall constitute GUILFORD's sole and exclusive remedy for claims under Section 6.1 and this Section 6.2 other than with respect to third party claims or remedies under Article 2, in which case Section 10.2 or Article 2, as the case may be, shall apply.

6.3.    Any Supplied Product, which fails to meet the warranty specified in
        Section 6.1, and which is in GUILFORD's or its Affiliate's control shall be destroyed pursuant to MSD IRELAND's reasonable instructions and at MSD IRELAND's expense. MSD IRELAND may, if it so requests, be present at the destruction of such Supplied Product.

6.4. GUILFORD shall have the right to take any and all steps necessary or desirable to transfer the Manufacture of the Finished Product to GUILFORD or its Affiliate, or to establish an alternative supplier of the Finished Product, in a manner consistent with this Supply Agreement; provided, however, that during the Term and subject to Section 7.8 and
        Article 31, GUILFORD shall not without MSD IRELAND's written consent (which consent shall not be unreasonably withheld or delayed) change, amend or alter the NDA in any way which materially adversely affects (i) the fact that MSD IRELAND (or its Affiliate or third party manufacturer) is Manufacturing the Supplied Product, (ii) the manner in which MSD IRELAND (or its Affiliate or third party manufacturer) is Manufacturing the Supplied Product,


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        or (iii) MSD IRELAND's or its Affiliate's other regulatory filings not otherwise included in the Asset Agreement.

7.      QUALITY CONTROL

7.1. MSD IRELAND shall Manufacture (or cause its Affiliates or third party to Manufacture) Supplied Product which meets the Specifications, in accordance with cGMP, and in accordance, in all material respects, with Applicable Law.

7.2. Each party shall notify the other party orally within one (1) day of receiving any customer complaints and reported defects relating to Supplied Product, and shall confirm such notification to the other party and provide all available details in writing within three (3) days thereafter.

7.3. Subject to the remaining provisions of this Section 7.3, any recall of Supplied Product instituted at the request of the FDA or voluntarily instituted by GUILFORD for any reason shall be the responsibility of GUILFORD, including any expenses related thereto; provided, that, GUILFORD shall give to MSD IRELAND prior notice of any contemplated recall and an opportunity to discuss and agree upon the appropriate actions to be taken; provided, further, that GUILFORD shall not voluntarily institute any recall unless and until MSD IRELAND agrees with such decision (such agreement not to be unreasonably withheld or delayed). GUILFORD shall indemnify MSD IRELAND against all costs incurred in connection with such recall. MSD IRELAND shall cooperate fully with GUILFORD in the conduct of any such recall. Notwithstanding the foregoing but subject to Section 10.2 and Article 6, to the extent that such recall arises out of MSD IRELAND's failure to supply Supplied Product in accordance with the warranties set forth in Section 6.1 and subject to Section 10.5, MSD IRELAND shall be responsible for the expenses of such recall and shall indemnify GUILFORD for any costs incurred by GUILFORD in connection therewith, including the refund of the Variable Per Unit Price paid for recalled Supplied Product ("Recalled Supplied Product") or replacement of such Recalled Supplied Product, at GUILFORD's option, unless such option is not commercially reasonable and possible.

7.4. MSD IRELAND shall perform, or cause to be performed, such quality control tests as indicated in the Specifications and shall make the results of such quality control tests performed by MSD IRELAND's third party manufacturer, in the case



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

        of Bags, and by MSD IRELAND or its Affiliate, in the case of API and/or Vials, as the case may be, available to GUILFORD on or before the date of delivery of the Supplied Product to GUILFORD in accordance with
        Article 5. Each Certificate of Analysis shall, for each lot delivered, specify the quality tests conducted, the Specifications and the test results, and any deviations from the Specifications, and shall include the lot number, the quantity delivered and the expiry date.

7.5. Other than MSD IRELAND Image Product delivered to GUILFORD in accordance with the terms of this Supply Agreement and the Transition Agreement (which shall be released by MSD IRELAND), the release of Supplied Product will be the responsibility of GUILFORD. MSD IRELAND (or its Affiliates or third party designees, as the case may be) shall perform all necessary stability tests relating to Finished Product.

7.6. MSD IRELAND shall, upon GUILFORD's written request, make a copy of the Annual Product Review (to the extent relevant to Supplied Product) with respect to Supplied Product supplied under this Supply Agreement available to GUILFORD for its review. MSD IRELAND will provide information reasonably requested by GUILFORD that is necessary for the preparation by GUILFORD of any of its regulatory filings.

7.7. If MSD IRELAND discovers that any lot of Supplied Product previously delivered to GUILFORD by MSD IRELAND under this Supply Agreement fails to meet the Specifications, MSD IRELAND shall promptly notify GUILFORD of such failure and the nature thereof in detail. MSD IRELAND shall promptly investigate all such failures and provide the findings of such investigation to GUILFORD. MSD IRELAND shall consult with GUILFORD in an effort to arrive at an acceptable procedure for taking appropriate action in response to such failure.

7.8.    Change Requests

        (a) Change to Specifications. In the event of a proposed change by either party in the Specifications during the Term, the proposing party shall promptly notify the other party of the proposed change, and shall provide the other party with documentation in support of such proposed change and within a period of ten (10) business days from receipt of such notice, the parties shall initiate review and comment on such proposed change. MSD IRELAND and GUILFORD shall cooperate in good faith to design a plan to resolve any Supplied Product supply issues that may result from changes in the Specifications, and while MSD


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        IRELAND is Manufacturing the Supplied Product hereunder, no change will be made without the written mutual agreement of both parties, such agreement not to be unreasonably withheld, except as required by Applicable Laws. Beginning on the Effective Date, GUILFORD shall obtain all necessary and appropriate regulatory approvals prior to making any agreed upon change or any change required by Applicable Law or regulatory action. MSD IRELAND shall provide GUILFORD with necessary revisions to the Specifications (as well as supporting data) as so changed prior to shipment of any Supplied Product Manufactured using such revised Specifications. Subject to the foregoing, if MSD IRELAND makes a change to the Manufacturing process or Specifications and both parties agree the change can be filed in the Annual Report, MSD IRELAND shall provide the data to GUILFORD prior to submission of the Annual Report. All costs associated with any such change shall be borne as agreed by the parties.

        (b) Required Manufacturing Changes. Each party shall give the other party reasonable notice prior to any changes to the process of Manufacturing Supplied Product for sale in the Territory that are required by cGMPs or Applicable Laws (collectively, "Required Manufacturing Changes"). The party required by cGMPs or Applicable Laws to make Required Manufacturing Changes shall carry out such Required Manufacturing Changes and the other party shall, where required, assist in carrying out such changes.

        (c) Discretionary Manufacturing Changes. MSD IRELAND may, upon reasonable notice to GUILFORD, make changes to the process of Manufacturing of Supplied Product other than Required Manufacturing Changes (collectively, "Discretionary Manufacturing Changes"); provided, that any such change does not materially adversely affect GUILFORD's ability to sell Supplied Product in substantially the same manner as sold prior to such change. GUILFORD may also request Discretionary Manufacturing Changes but such changes must be approved by MSD IRELAND prior to the implementation of such changes.

        (d) Costs of Manufacturing Changes. All costs associated with Required Manufacturing Changes (including, without limitation, write off and other costs due to such changes associated with obsolete raw materials, work-in-process and finished product inventories, all printed materials, including without limitation, packaging and labeling materials) shall be borne by GUILFORD (unless such costs would otherwise be included in Variable Per Unit Price as


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        contemplated by Schedule 11.6). MSD IRELAND shall use commercially reasonable efforts to mitigate losses and/or avoid write-offs as a result of any Required Manufacturing Changes. All costs associated with Discretionary Manufacturing Changes shall be paid by the party that requested such Discretionary Manufacturing Changes.

        (e) Changes from Manufacturing Facility to Another. MSD IRELAND may change its Manufacturing facilities for the Supplied Product hereunder after giving GUILFORD reasonable written prior notice of such change, provided that no change of Manufacturing facility shall relieve MSD IRELAND of any of its obligations under this Supply Agreement. MSD IRELAND shall provide to GUILFORD all supporting data in order to permit GUILFORD to amend its regulatory filing to reflect this change and shall otherwise cooperate in good faith with GUILFORD to comply with all regulatory obligations arising out of such change. All costs associated with MSD IRELAND's change of its Manufacturing facilities for the Supplied Product shall be borne by MSD IRELAND other than any regulatory costs which shall be borne by GUILFORD.

7.9 All Manufacturing records shall be retained by MSD IRELAND or its Affiliate or third party manufacturers for a period of not less than two
        (2) years after the date of expiry of each batch of Supplied Product to which said records pertain.

7.10 MSD IRELAND shall permit one or more qualified technical specialists from GUILFORD or its Affiliate, upon reasonable prior notice and during normal business hours, to conduct annual audits (including, but not limited to, quality, safety and environmental audits) of MSD IRELAND's or its Affiliate's facility that Manufactures the API or Merck's West Point, Pennsylvania facility that packages certain of the Finished Product or any other facility to which MSD IRELAND transfers such Manufacture pursuant to the terms and conditions of Section 7.8. GUILFORD shall also be permitted to accompany Merck on Merck's annual audits of Merck's third party manufacturers. Observations and conclusions of GUILFORD's audits will be issued to MSD IRELAND. MSD IRELAND shall provide a written response within fifteen (15) days of receipt of such observations and conclusions. The parties will discuss such response and promptly agree on corrective action to be implemented as well as the appropriate apportionment of costs associated therewith. GUILFORD shall have the right to review all relevant documentation.

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

7.11 Promptly following the Effective Date, the parties shall work together to negotiate and finalize in an expeditious manner a quality agreement (the "Quality Agreement"), but in no event later than thirty (30) days after the Effective Date. The parties expressly agree that such Quality Agreement will supplement this Article 7 and that should there be any inconsistency between such Quality Agreement and this Supply Agreement, the terms of the Supply Agreement shall govern.

8.      REGULATORY INTERACTIONS

8.1. GUILFORD shall be responsible for maintaining the NDAs and all regulatory filings and submissions associated with the Supplied Products in the Territory. MSD IRELAND shall provide any Manufacturing-related information to GUILFORD as may be reasonably necessary for GUILFORD to meet its regulatory obligations to maintain the NDAs and file the required reports thereunder in the Territory, including, providing such information relating to any changes contemplated in Section 7.8 in accordance with the terms set forth therein. Each party shall cooperate with the other in making and maintaining all regulatory filings that may be necessary in connection with the performance of this Supply Agreement until the first annual anniversary date to occur after MSD IRELAND (or its Affiliate or third party manufacturer) ceases to supply a given Supplied Product to GUILFORD hereunder.

8.2. GUILFORD shall have the responsibility for communications with the FDA within the Territory relating to the Supplied Product. MSD IRELAND shall provide GUILFORD, in a timely manner, all information reasonably in its (or its Affiliate's) control concerning the Supplied Product within or outside the Territory reasonably necessary to meet GUILFORD's regulatory obligations in the Territory and GUILFORD shall provide MSD IRELAND or its Affiliate, in a timely manner, all information reasonably in its control concerning the Supplied Product inside or outside the Territory necessary to meet MSD IRELAND's or its Affiliate's regulatory obligations outside the Territory.

8.3. Each party shall advise the other immediately (but in no event greater than twenty-four (24) hours) of FDA visits relating specifically to the Supplied Product or, if applicable, no later than five (5) business days after such party's receipt of notice of any such FDA visits to MSD IRELAND's facilities or the facilities of any of MSD IRELAND's Affiliates or its or their third party manufacturers relating specifically to the Supplied Product, or any written or oral inquiries by such

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        regulatory agency, concerning the Finished Product or the API including, without limitation, safety and efficacy claims, subject to any confidentiality obligation with respect to MSD IRELAND's or its Affiliate's third party manufacturers. GUILFORD and MSD IRELAND shall consult with one another in an effort to arrive at a mutually acceptable response. Each party shall promptly furnish to the other party any report or correspondence issued by or provided to any regulatory agency in connection with such visit, purged only of trade secrets of such party that are unrelated to the other party's activities under this Supply Agreement and any information that is unrelated to the Finished Product or the API, as the case may be, subject to any confidentiality obligation with respect to MSD IRELAND's or its Affiliate's third party manufacturers.

8.4. Except for MSD IRELAND Image Product delivered to GUILFORD in accordance with the terms of this Supply Agreement and the Transition Agreement, GUILFORD shall use its or GUILFORD's own NDC numbers on any packaging of Finished Product sold in the Territory.

9.      ADVERSE REACTION REPORTING; RETURNED GOODS

9.1. During the Term of this Supply Agreement and for three (3) years thereafter, each of GUILFORD and MSD IRELAND shall be responsible for reporting adverse experiences and reactions with respect to Supplied Product in conformance with all Applicable Laws, rules and regulations. Each of GUILFORD and MSD IRELAND shall send to the other, throughout such period, copies of all such adverse experience or reaction reports, with all Serious or Unexpected (as each term is hereinafter defined) adverse experiences (and relevant government reporting forms) sent to the other party within five (5) calendar days of such party's receipt, and all adverse experiences or reactions other than Serious or Unexpected adverse experiences (and relevant government reporting forms) sent to the other party within thirty (30) calendar days after such party's receipt. Not later than thirty (30) days after the Effective Date, MSD IRELAND (or its designee) and GUILFORD (or its designee) will meet and develop mutually acceptable pharmacovigilance procedures to allow both parties to comply with applicable regulations and orders of regulatory authorities. As used in this Section 9.1, "Serious" shall mean, with respect to any experience or reaction, one which is fatal or life threatening, results in persistent or significant disability, requires inpatient hospitalization or prolongation of existing inpatient hospitalization, is a congenital anomaly, cancer, or the result of an overdose, or


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        is another important medical event (even if not life-threatening, resulting in death, or requiring hospitalization) if, based upon appropriate medical judgments, such medical event may jeopardize the patient's or subject's health or may require medical or surgical intervention to prevent one of the other outcomes listed previously; and "Unexpected" shall mean, with respect to any condition or development, one which is not listed in the then-current FDA-approved labeling for the Supplied Products, and includes those experiences or reactions that show a significant increase in incidence or severity over what appears on the labeling for the Supplied Products, or in NDA trials, or that reflect or suggest a failure of the Supplied Products to achieve claimed activity.

9.2. In the event that MSD IRELAND or its Affiliate receives any returned goods of Supplied Product from a third party, then MSD IRELAND shall notify GUILFORD of such returned goods and destroy such returned goods at GUILFORD's expense. GUILFORD shall not have the right to return any Supplied Product to MSD IRELAND, other than in accordance with Article
        6. Notwithstanding the foregoing, in the event that any such returned goods of Supplied Product relate to a lot which was partially sold by MSD IRELAND or its Affiliate prior to the Effective Date and partially sold by GUILFORD after the Effective Date or sold by MSD IRELAND (and its Affiliates) in its entirety prior to the Effective Date, then the provisions of the Asset Agreement relating to returned product shall apply.

10.     *

10.1.   *

10.2.   *

10.3.   *

10.4.   *

10.5.   *

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

11.     TERM AND TERMINATION

11.1. This Supply Agreement shall be effective as of the Effective Date and, unless earlier terminated as provided in this Article 11, Article 2 or
        Article 31, shall continue in effect with respect to (x) Vials, until December 31, 2004, (y) Bags, until August 18, 2007 and (z) API, until December 31, 2014 (the Effective Date until such date of termination, the "Term").

11.2. This Supply Agreement may be terminated by written notice given by either party as follows:

        (a) If the other party shall be in breach of any material obligation hereunder, and has not cured such breach within ninety (90) days after receipt of a notice from the non-breaching party requesting the correction of such breach. Such termination shall be effective upon failure of the breaching party to cure such breach within the specified time period; or

        (b) Upon the filing or institution of any bankruptcy, reorganization, liquidation or receivership proceedings by the other party, or upon the failure by the other party for more than ninety (90) days to discharge any such actions against it. Such termination shall be effective upon receipt of the notice.

          *

11.3. GUILFORD shall provide written notice to MSD IRELAND of any Change of Control (a) if practicable, not less than 30 days prior to such Change of Control, or (b) if prior notice is not practicable, within 5 business days after such Change of Control.

        (a) Failure of Supply Condition. In the event that (i) after a Change of Control, Merck's third party manufacturer fails or refuses to timely supply Bags or Vials, as the case may be (a "Failure of Supply Condition") and (ii) such Change of Control has occurred prior to the date on which GUILFORD has entered into a direct third party Manufacturing arrangement with any such third party


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        manufacturer then MSD IRELAND shall have the right to terminate this Supply Agreement as to the applicable Finished Product (Bags or Vials, as the case may be); provided, that, Merck has not amended or permitted the amendment of any provision in the applicable third party agreement in any manner which would reasonably be expected to materially adversely affect Merck's rights under such third party agreements in the event of a Change of Control or GUILFORD's rights under this Supply Agreement in respect thereof. In the event that (x) Merck believes, in its reasonable judgment and after consultation with GUILFORD, that such third party manufacturer has breached its obligations under the applicable agreement with Merck and (y) GUILFORD has requested that Merck enforce its rights under the applicable agreement, then Merck shall attempt to enforce such rights, at the expense of GUILFORD; provided, however, that Merck's obligation set forth in this sentence shall terminate on April 28, 2005. In such event as specified in the previous sentence, if Merck, in its reasonable judgment believes that the formulation and/or packaging of API by GUILFORD, the Resulting Entity or their respective Affiliates, either directly or indirectly through a third party, will not or does not cause Merck to be in default or breach of the applicable agreement with Merck's third party manufacturer, then GUILFORD shall be free to formulate and package the API in the form previously formulated and/or packaged by such third party manufacturer.

          *

        (c)    For purposes of this Section 11.3,

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        (i) "Change of Control" shall mean, with respect to GUILFORD or any Resulting Entity, as the case may be, (i) an event whereby any Group becomes a Controlling Group, (ii) the sale, lease or other transfer of all or substantially all of GUILFORD's and/or any Resulting Entity's assets to any third party (other than as a result of GUILFORD's financing sources exercising rights after default in connection with the collateral provided by GUILFORD in connection with its financing arrangements for this transaction), or (iii) the sale, lease, license or other transfer of the NDA, the Trademark, or the Assigned Patents (each, if sold, leased, licensed or otherwise transferred, a "Transferred Acquired Asset") or the Supply Agreement to any third party (other than to an Affiliate of GUILFORD to the extent permitted under Section
               17.1 or as a result of GUILFORD's financing sources exercising rights after default in connection with the collateral provided by GUILFORD in connection with its financing arrangements for this transaction).

        (ii) "Change of Control Condition" shall mean a Failure to Supply Condition or a Competing Product Condition.

        (iii) "Group" means any shareholder, or any group of shareholders that are Affiliates of each other. For purposes of this definition, individuals (and entities in which they have a controlling or beneficial interest) shall be deemed Affiliates if they are related by blood, marriage or adoption.

        (iv) "Controlling Group" means any Group that beneficially acquires or obtains control of, directly or indirectly, forty percent (40%) or more of the issued and outstanding shares of capital stock or other equity interests of GUILFORD or other Resulting Entity (other than as a result of GUILFORD's financing sources exercising rights after default in connection with the collateral provided by GUILFORD in connection with its financing arrangements for this transaction).

        (v) "Qualified" means (i) having a net worth at least equivalent to that of GUILFORD immediately following the Effective Date and
               (ii) if applicable, having a debt rating at least equivalent to that of GUILFORD immediately following the Effective Date. For purposes of this definition, "net worth" shall mean total assets minus total liabilities as shown in the most recent audited financial statement which has been prepared in accordance with generally accepted accounting principles consistently applied, and the "net



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

               worth" of a Group consisting of two or more entities shall be the consolidated net worth of such entities.

        (vi)   "Qualified Successor" means (i) a Qualified Controlling Group, or
               (ii) a Qualified Resulting Entity; provided, however, that in every instance in which there is a Controlling Group, such Controlling Group must be Qualified and in every instance in which there is a Resulting Entity other than GUILFORD, such Resulting Entity must be Qualified.

        (vii) "Competing Product" means a IIb/IIIa inhibitor which is marketed or sold for Covered Indications anywhere in the world.

          (d)    *


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        (e) Notwithstanding any provision hereof, MSD IRELAND shall have the right to terminate this Supply Agreement at any time effective immediately in the event of a Change of Control if the Resulting Entity or any member of the Controlling Group is an individual or entity identified as a proscribed party on the Entity List or the Denied Persons List administered by the Bureau of Industry and Security, U.S. Department of Commerce or the Specially Designated Nationals and Blocked Persons List administered by the Office of Foreign Assets Control, U.S. Department of Treasury.

11.4.     *

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

11.5.   The Supply Agreement shall automatically terminate effective eighteen
        (18) months after *. All Firm Orders for delivery during any period following such date of termination shall be cancelled without any penalty to either party.

11.6.     *

11.7. Subject to GUILFORD's obligations set forth in Section 11.6, GUILFORD may terminate this Supply Agreement upon ninety (90) days prior written notice to MSD IRELAND with respect to any Supplied Product that is permanently and completely withdrawn from the market in the Territory for serious adverse health or safety reasons.

11.8. The termination of this Supply Agreement shall not affect the rights and obligations of the parties arising prior to such termination. Termination under this Article 11 shall relieve and release all parties from any liabilities and obligations under this Supply Agreement other than those specifically set forth in this Article 11, those that survive termination in accordance with Article 24 and any and all obligations to indemnify the other party in accordance with Article 10.

12.     FORCE MAJEURE

12.1. The parties shall not be liable for the failure or delay in performing any obligation under this Supply Agreement (except for the payment of money) if and to the


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        extent such failure or delay is due to (a) acts of God; (b) weather, fire or explosion; (c) war, terrorism, invasion, riot or other civil unrest; (d) governmental laws, orders, restrictions, actions, embargoes or blockades; (e) national or regional emergency; (f) injunctions, strikes, lockouts, labor trouble or other industrial disturbances; (g) shortage of adequate fuel, power, materials, or (h) any other event which is beyond the reasonable control of the affected party (each such event, a "Force Majeure"); provided that the party affected shall promptly notify the other of the Force Majeure condition and shall exert all commercially reasonable efforts at its cost (except for any such costs of MSD IRELAND which would be allocated to the per unit Variable Per Unit Price of Supplied Product in accordance with the methodology set forth in Schedule 11.6) to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible. In the event that any such Force Majeure occurs, then Sections 2.4 and
        11.4 shall apply, as the context requires.

13.     GOVERNING LAW; ARBITRATION

13.1. This Supply Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract, or otherwise be resolved in accordance with the substantive laws of the State of New Jersey, without reference to any rules of conflict or laws of renvoi.

13.2. In the event of any controversy or claim arising out of or relating to this Supply Agreement, performance hereunder, termination hereof, or any relationship created hereby, or related in any way to the Supplied Product, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States District Court for the District of New Jersey for the purposes of any suit, action or other proceeding arising out of this Supply Agreement or transactions contemplated hereby. Each party irrevocably and unconditionally waives any objection to the laying of venue in the state and Federal courts of New Jersey as stated above and that any such action was brought in an inconvenient forum. Notwithstanding the foregoing:

        (a) In the event of a threatened disclosure in violation of this Supply Agreement, either party shall have the right (notwithstanding subsection 13.2(b) below) to seek injunctive relief from any competent court in the jurisdiction where the disclosure is threatened to prevent such disclosure pending resolution of the merits of the dispute; and

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        (b) Subject to subsection 13.2(a) above, any controversy, claim or dispute between the parties hereto (except for those disputes as to which an alternative method of resolution is specified under Section 4.6 and Section 6.2) arising out of or relating to the performance, construction, interpretation or enforcement of this Supply Agreement shall be submitted to binding confidential arbitration pursuant to the Federal Arbitration Act, 9 U.S.C.ss. 1 et seq. in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor. Any arbitration pursuant to this Supply Agreement shall be conducted in New Jersey by three neutral arbitrators selected by the American Arbitration Association. The judgment upon the award rendered in any such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorneys' fees, shall be shared equally by the parties. Each party shall bear its own attorneys fees.

14. CONSENT AND WAIVER REGARDING SERVICES OF PROCESS, PERSONAL JURISDICTION AND JURY TRIAL

14.1. In any action, suit, arbitration or proceeding to enforce the rights of either party under this Supply Agreement or otherwise arising out of this Supply Agreement or from any acts, omissions or activities of either party arising from or related in any way to this Supply Agreement or the transactions contemplated hereby or related in any way to the Supplied Product, each party, by execution and delivery of this Supply Agreement, expressly and irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action, suit, arbitration or proceeding by delivery thereof to it by hand or by any other manner provided for in Section 22.1 hereof. Each party hereby expressly and irrevocably waives any claim or defense in any such action, suit, arbitration or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar doctrine or theory.

14.2. In any action, suit, arbitration or proceeding to enforce the rights of either party under this Supply Agreement or otherwise arising out of this Supply Agreement or from any acts, omissions or activities of either party arising from or related in any way to this Supply Agreement or the transactions contemplated hereby or related in any way to the Supplied Product, the parties hereto, by execution and delivery of this Supply Agreement, expressly and irrevocably waive their right to a


                                        30                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        jury trial and stipulate that any such action, suit or proceeding shall be tried by the court (or arbitrator if the proceeding is under Section 13.2(b) hereof).

15.     INDEPENDENT CONTRACTOR

15.1. The parties hereto are independent contractors. Nothing in this Supply Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall enter into any agreements or make any commitments for the other.

16.     CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

16.1. The provisions relating to Confidentiality and Public Announcements contained in the Asset Agreement in Article 10 are hereby incorporated by reference as if set forth herein in full. Any reference therein to Merck shall automatically be amended to include MSD IRELAND.



                                        31                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

17.     ASSIGNMENT

17.1 This Supply Agreement and the rights and obligations of the parties hereunder shall not be assignable or delegable, in whole or in part, except that (i) MSD IRELAND shall have the right to assign this Supply Agreement or delegate its rights and obligations in whole or in part to any Affiliate of MSD IRELAND, and with respect to the Manufacture of the Supplied Product only, to a third party; provided, however, that MSD IRELAND shall remain primarily responsible for its obligations hereunder and (ii) GUILFORD shall have the right to assign this Supply Agreement or delegate its rights and obligations in whole or in part to any Affiliate of GUILFORD; provided, however, that such Affiliate remains subject to the provisions set forth in Section 11.3 and GUILFORD shall remain primarily responsible for its obligations hereunder. GUILFORD shall have the right to grant a security interest in or collaterally assign this Supply Agreement to the extent required in connection with its financing arrangements relating to the transactions contemplated by the Asset Agreement or the Transaction Documents (as defined in the Asset Agreement), such grant or assignment to include the right of the grantee or assignee to foreclose upon such security interest or collateral upon default by GUILFORD and, in such event, to sell, assign, license or otherwise dispose of such security interest or collateral to a third party provided, however, that any such sale, assignment, license or other disposal shall be subject to the provisions of Section 11.3 to the extent applicable. Any attempted assignment of this Supply Agreement in violation of this Section 17.1 shall be void. Notwithstanding the foregoing, the prohibition on assignment set forth in this Section 17.1 shall not apply to any assignment that constitutes a Change of Control which shall be governed by the provisions of Section 11.3.

18.     ENTIRE AGREEMENT

18.1. This Supply Agreement, including without limitation the Schedules and Exhibits attached hereto, together with the Asset Agreement and the other Transaction

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        Documents (as defined in the Asset Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and except as expressly otherwise provided herein, supersedes and cancels all previous agreements, negotiations, commitments and writings in respect to the subject matter hereof, except for any prior confidentiality agreements which shall survive. In the event of any conflict between this Supply Agreement and any such prior confidentiality agreement, the agreement imposing stricter confidentiality shall survive.

18.2. Notwithstanding Section 18.1 or any other provision of this Supply Agreement or the Asset Agreement to the contrary, the Asset Agreement and this Supply Agreement shall each stand as independent agreements between the parties, and after the Effective Date, each of this Supply Agreement and the Asset Agreement will remain in full force and effect and this Supply Agreement shall not be deemed superseded or amended thereby. Without limitation of the foregoing, the provisions of the Asset Agreement and this Supply Agreement with respect to * shall both remain independently effective and no such contracts shall be deemed to supersede or limit *, except as may be specifically specified therein.

19.     SUCCESSORS AND ASSIGNS

19.1. The terms and conditions of this Supply Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

20.     HEADINGS

20.1. The headings of the Articles, Sections and subsections of this Supply Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Supply Agreement or affect the construction hereof.

21.     MODIFICATION AND WAIVER

21.1. No amendment, modification or alteration of the terms of this Supply Agreement shall be binding unless the same shall be in writing and duly executed by the


                                        33                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        parties hereto, except that any of the terms or provisions of this Supply Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Supply Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party exercising any right, power or privilege hereunder shall operate as a waiver thereof.

22.     NOTICES

22.1. Any notices or demands required by this Supply Agreement shall be given in writing and shall be given by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, if to MSD IRELAND, to:

        Merck Sharp & Dohme (Ireland) Limited
        Ballydine, Kilsheelan
        Clonmel, Co. Tipperary
        Ireland
        Attention:  Plant Manager
        Facsimile:  011-353-51-601241

        with a copy to:

        Merck & Co., Inc.
        One Merck Drive
        P.O. Box 100
        Whitehouse Station, NJ  08889-0100
        Attention:  Vice President, Procurement
        Facsimile:  (908) 735-1511

        and with a copy to:

        Merck & Co., Inc.
        One Merck Drive
        P.O. Box 100


                                        34                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        Whitehouse Station, NJ  08889-0100
        Attention:  Office of the Secretary
        Facsimile:  (908) 735-1224

        if to GUILFORD, to:

        Guilford Pharmaceuticals Inc.
        6611 Tributary Street
        Baltimore, Maryland 21224
        Attention:  Chief Financial Officer
        Facsimile:  (410) 631-6899

        with a copy to:

        Guilford Pharmaceuticals Inc.
        6611 Tributary Street
        Baltimore, Maryland 21224
        Attention:  General Counsel
        Facsimile:  (410) 631-5598

        or at such other address for a party as shall be specified by like notice. The date of giving any such notice shall be the date of hand delivery, the date sent by electronic facsimile transmission, cable, telegram, telex or other standard forms of written communications, the day after delivery to the overnight courier service, and the date three days following the posting of the registered or certified mail.

23.     COUNTERPARTS

23.1. This Supply Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same Supply Agreement.

24.     SURVIVAL OF CERTAIN PROVISIONS

24.1. The terms, provisions, representations, and warranties contained in this Supply Agreement that by their sense and context are intended to survive the performance thereof (including, without limitation, Articles 4, 6, 9, 10, 11, 13, 14,

                                        35                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        16, 18, 19, 24, 25, 27 and 31) by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this Supply Agreement.

25.     SEVERABILITY

25.1. If any provision of this Supply Agreement is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this Supply Agreement shall continue in full force and effect. The parties shall negotiate in good faith to substitute a valid, legal, and enforceable provision that reflects the intent of such invalid or unenforceable provision.

26.     REVIEW BY LEGAL COUNSEL

26.1. Each of the parties agrees that it has read and had the opportunity to review this Supply Agreement with its legal counsel. Accordingly, the rule of construction that any ambiguity contained in this Supply Agreement shall be construed against the drafting party shall not apply.

27.     THIRD PARTY BENEFICIARIES

27.1. Nothing in this Supply Agreement, express or implied, is intended to confer upon any third party, any rights, remedies, obligations or liabilities.

28.     ASSET AGREEMENT

28.1. The parties expressly acknowledge and agree that certain provisions of the Asset Agreement are incorporated by reference herein, or by their terms otherwise apply hereto (including, without limitation, Section
        13.4 of the Asset Agreement) and further agree that such provisions shall be given full effect in interpreting and enforcing this Supply Agreement.

29.     CUMULATIVE REMEDIES

29.1. Unless specified to the contrary in this Supply Agreement, no remedy referred to in this Supply Agreement is intended to be exclusive, but each shall be


                                        36                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        cumulative and in addition to any other remedy referred to in this Supply Agreement or otherwise available under law or at equity.

30.     FURTHER ASSURANCES

30.1. Each party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this Supply Agreement and to carry out its provisions.

31.     ALTERNATIVE SUPPLIER

31.1. After the Effective Date, GUILFORD shall have the right to negotiate directly with MSD IRELAND's or its Affiliate's current third party manufacturers of Finished Product in order that GUILFORD may directly contract with such third party manufacturers prior to December 31, 2004, with respect to Vials, and prior to August 17, 2007, with respect to Bags. GUILFORD's obligations with respect to the purchase of Vials and/or Bags, as the case may be, from MSD IRELAND and MSD IRELAND's obligations with respect to the supply of Vials and/or Bags, as the case may be, shall terminate upon thirty (30) days' notice by GUILFORD to MSD IRELAND that a direct contract between GUILFORD and the applicable third party manufacturer has been executed; provided, that (1) such agreement specifically relieves and releases Merck (to Merck's reasonable satisfaction) from any obligation under Merck's existing agreement with such third party manufacturer with respect to Vials or Bags, as the case may be, for sale in the Territory, and (2) GUILFORD's agreement with such third party manufacturer does not materially adversely affect MSD IRELAND or its Affiliates or its or their business or interests with respect to such third party manufacturer; provided that Merck shall waive any provisions of exclusivity, noncompetition or the like in such third party agreement that would limit GUILFORD's ability to directly contract with such third party manufacturers, and agree to the amendment of Merck's agreements with such third party manufacturers to reflect the direct supply of Supplied Product from such third party manufacturers to GUILFORD in the Territory. In the event GUILFORD shall execute a direct contract with a third party manufacturer as contemplated in the foregoing sentence, GUILFORD shall be obligated to purchase from MSD IRELAND any MSD IRELAND inventory of Materials, work-in-progress or Finished Product to the extent such Materials,

                                        37                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        work-in-progress or Finished Product were procured or created in response to Firm Orders submitted by GUILFORD to MSD IRELAND.


31.2.     *

31.3. Unless specifically contemplated by this Supply Agreement, MSD IRELAND shall have no obligation to support any operations of GUILFORD, including, any additional technology transfer, technology license, disclosure of any additional confidential information or any other type of technical or manufacturing assistance.

32.     INSURANCE

32.1. Simultaneously with the execution of this Supply Agreement, (i) MSD IRELAND hereby delivers to GUILFORD a certificate of insurance reasonably acceptable to GUILFORD's insurers to permit GUILFORD to obtain the insurance coverage contemplated by the Asset Agreement and
        (ii) GUILFORD hereby delivers to MSD IRELAND a certificate of insurance reasonably acceptable to MSD IRELAND naming Merck and its subsidiaries as additional insured/loss payee for the amounts and coverage listed in
        Section 13.4 of the Asset Agreement as well as naming Merck and its subsidiaries as additional insured/loss payee for all


                                        38                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        claims relating to business interruption, sole supplier property coverage and failure of supply.

                                        39                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned have executed this Supply Agreement as of the Effective Date.




MERCK SHARP & DOHME                         GUILFORD PHARMACEUTICALS
(IRELAND) LLC                               INC.

By:   /s/ PAT YANG                          By:   /s/ CRAIG R. SMITH, M.D.
    -------------------------------             --------------------------------
Name:   Pat Yang                            Name: Craig R. Smith, M.D.

Title:  Vice President                      Title:  Chairman, President and
                                            Chief Executive Officer


                                    GUARANTEE

     Merck & Co., Inc. ("Merck") hereby irrevocably and unconditionally guarantees the performance by MSD IRELAND of the contractual obligations set forth in this Supply Agreement. Merck shall be responsible for all liability, direct or indirect, due or to become due, now existing or hereafter arising, resulting from the performance or non-performance of these contractual obligations. GUILFORD shall have no obligation to first seek performance of any of the contractual obligations by MSD IRELAND before seeking enforcement of this guarantee by Merck.

     Furthermore, with respect to Sections 2.2(d), 2.3(c), 11.2, 11.3, 11.4 and all definitions from Article 1 referenced therein, Merck agrees to be bound to such provisions as if a party hereto.

AGREED TO AND ACCEPTED BY:

MERCK & CO., INC.

By:   /s/ PAT YANG
     ----------------------
     Name:  Pat Yang
     Title:  Vice President, Supply Chain Management



                                        40                       EXECUTION COPY

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

#The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the Commission upon request.